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                                    EXHIBIT 5

                   OPINION OF MULDOON MURPHY & AGUGGIA LLP




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                   [MULDOON MURPHY & AGUGGIA LLP LETTERHEAD]



                                  June 9, 2006


Board of Directors
AmericasBank Corp.
500 York Road
Towson, Maryland 21204


        RE: ISSUANCE OF AN ADDITIONAL 479,220 SHARES OF COMMON STOCK PURSUANT TO
            THE AMERICASBANK CORP. 2004 STOCK INCENTIVE PLAN

Gentlemen:

      We have been requested by AmericasBank Corp., a Maryland corporation (the "Company"), to issue a legal opinion in connection with the registration of an additional 479,220 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), that may be issued upon the exercise of stock options and the grant of restricted stock awards and other types of stock-based compensation under the AmericasBank Corp. 2004 Stock Incentive Plan (the "Incentive Plan"). The registration of the Shares is being effected on a Form S-8 Registration Statement under the Securities Act of 1933, as amended (the "Securities Act").

      We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, AmericasBank.

      Based on the foregoing and limited in all respects to Maryland law, it is our opinion that the Shares reserved under the Incentive Plan have been duly authorized and, upon payment for or issuance of the Shares pursuant to and in the manner described in the Incentive Plan, the Shares will be legally issued, fully paid and nonassessable.

      This opinion is rendered to you solely for your benefit in connection with the issuance of the additional Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted, in whole or in part, or otherwise be referred to or be furnished to, any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8 in which this opinion is contained), or any other person or entity, without the prior written consent of this firm.


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      We note that, although certain portions of the Registration Statement on
Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8.


                                    Very truly yours,

                                    /s/ Muldoon Murphy & Aguggia LLP

                                    MULDOON MURPHY & AGUGGIA LLP